EXHIBIT

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-23514, 33-40455, 33-49422, 33,49526, 33-58119,
33-87746,  333-48693,  333-74497  and  333-90444) of CONMED  Corporation  of our
report dated May 17, 2002 relating to the financial statements of CONMED Corporation Retirement Savings Plan, which appears in this Form 11-K.


PricewaterhouseCoopers LLP
Syracuse, NY
June 21, 2002


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